UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

DAMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100 Boston, MA 02109 (Address of principal executive offices, including zip code)

(781) 281-9020 (Registrant’s telephone number, including area code)

Galecto, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	DMRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 9, 2026, Damora Therapeutics, Inc., formerly known as Galecto, Inc. (the “Company”), issued a press release announcing, among other things, the Name Change Amendment (as defined below) and the Symbol Change (as defined below), which indicates that the Company had cash and cash equivalents of approximately $535 million as of February 28, 2026.

The estimated cash and cash equivalents amount is preliminary and unaudited, represents management’s estimate as of the date of this report, and does not present all necessary information for a complete understanding of the Company’s financial condition as of February 28, 2026. The actual financial results may differ materially from the preliminary estimated financial information.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 2.02, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2026, the Company filed with the Secretary of State of the State of Delaware an amendment to its Amended and Restated Certificate of Incorporation to change the name of the Company from “Galecto, Inc.” to “Damora Therapeutics, Inc.” (the “Name Change Amendment”). The Name Change Amendment became effective at 12:01 a.m. Eastern Time on March 10, 2026.

The board of directors of the Company (the “Board”) approved the Name Change Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to approve or effect the Name Change Amendment. The Name Change Amendment will not in any way affect the voting or other rights that accompany the Company’s common stock, par value $0.00001 per share (“Common Stock”), or the validity or transferability of the shares of Common Stock currently outstanding.

The Common Stock will continue to be quoted on The Nasdaq Capital Market, but beginning with the opening of trading on March 10, 2026, trading is expected to be under the new symbol “DMRA” (the “Symbol Change”). There will be no change to the Common Stock’s CUSIP in connection with the Name Change Amendment.

A copy of the Name Change Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing the Name Change Amendment and the Symbol Change, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed March 6, 2026

99.1	Press Release, dated March 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Damora Therapeutics, Inc.

Date: March 10, 2026	By:	/s/ Sherwin Sattarzadeh
Sherwin Sattarzadeh
Chief Operating Officer